EXHIBIT 10.1

Extension of Employment Agreement of Richard A. Montoni

December 22, 2009

Mr. Richard A. Montoni

Chief Executive Officer

MAXIMUS, Inc.

11419 Sunset Hills Road

Reston, Virginia 20190

Re:          Extension of Employment Agreement

Dear Rich:

You and MAXIMUS, Inc. (“MAXIMUS”) entered into an Executive Employment, Non-Compete and Confidentiality Agreement effective April 24, 2006 which was subsequently amended on November 20, 2007 (the “Employment Agreement).  The original term of the Employment Agreement is scheduled to expire on April 24, 2010.  The Compensation Committee of the Board of Directors of MAXIMUS has authorized the extension of the Employment Agreement until April 24, 2014.

If you agree to extend the Employment Agreement until April 24, 2014, please sign where indicated below and return the signed version of the letter to me.  All other terms and conditions of the Employment Agreement shall remain unchanged.  Please contact me with any questions.  Thank you.

Sincerely.

/s/ David R. Francis

David R. Francis
General Counsel

AGREED:

/s/ Richard A. Montoni
Richard A. Montoni

December 22, 2009
Date